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                                  EXHIBIT 11

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (in thousand, except for per share data)




                                                                          For the three months
                                                                             ended March 31,
                                                                               1996   1995
                                                                              ------  -----
Primary

Net income                                                                    $1,116  2,075
                                                                              ======  =====

Shares
 Weighted average number of common shares outstanding                          7,641  7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                22     16
                                                                              ------  -----
Weighted average number of common shares outstanding as adjusted               7,663  7,657
                                                                              ======  =====

Primary earnings per share                                                    $  .15    .27
                                                                              ======  =====


Fully diluted


Net income                                                                    $1,116  2,075
                                                                              ======  =====

Shares
 Weighted average number of common shares outstanding                          7,641  7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                22     16
                                                                              ------  -----

Weighted average number of common shares outstanding as adjusted               7,663  7,657
                                                                              ======  =====

Fully diluted earnings per share                                              $  .15    .27
                                                                              ======  =====